                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                      /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  Confidential, for Use of Commission Only (as
/X/  Definitive Proxy Statement                           permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   SEEC INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------
     (5) Total fee paid:

     -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------

     (2) Form, Schedule or Registration No.:
                                            ------------------------------

     (3) Filing Party:
                      ------------------------------

     (4) Date Filed:
                    ------------------------------

[SEEC Logo]

                                                                    July 1, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of SEEC, Inc. to be held on Friday, August 25, 2000, at 10:00 A.M., at the Pittsburgh Airport Marriott, 100 Aten Road, Pittsburgh, Pennsylvania.

     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

     We look forward to seeing you on August 25, 2000.

                                          Sincerely,

                                          /s/ Ravindra Koka
                                          Ravindra Koka
                                          President and Chief Executive Officer

                               [SEEC Letterhead]

                                   SEEC, INC.
                   PARK WEST ONE, SUITE 200, CLIFF MINE ROAD
                         PITTSBURGH, PENNSYLVANIA 15275

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, AUGUST 25, 2000

                            ------------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of SEEC, Inc., a Pennsylvania corporation (the "Company") will be held on Friday, August 25, 2000, at 10:00 A.M., local time, at the Pittsburgh Airport Marriott, 100 Aten Road, Pittsburgh, Pennsylvania, for the following purposes:

          1. To elect two Class I directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To approve an amendment to the SEEC, Inc. 1997 Stock Option Plan;

          3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on June 16, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any shareholder, for any purpose germane to the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                          By order of the Board of Directors,

                                          JOHN D. GODFREY
                                          Vice President and Secretary

Pittsburgh, Pennsylvania
July 1, 2000

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                                   SEEC, INC.
                   PARK WEST ONE, SUITE 200, CLIFF MINE ROAD
                         PITTSBURGH, PENNSYLVANIA 15275

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SEEC, Inc. (the "Board"), a Pennsylvania corporation (the "Company" or "SEEC") for use at the Company's 2000 Annual Meeting of Shareholders, together with any and all adjournments and postponements thereof (the "Annual Meeting"), to be held on Friday, August 25, 2000, at 10:00 A.M., local time, at the Pittsburgh Airport Marriott, 100 Aten Road, Pittsburgh, Pennsylvania 15275, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, is first being sent to shareholders on or about July 1, 2000.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

     The Board has fixed the close of business on June 16, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 6,087,272 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

     Shares can be voted at the Annual Meeting only if the shareholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks, and other nominee holders will be requested to obtain voting instructions of beneficial owners of shares registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

     The Board knows of no matters that are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any shareholder may revoke his or her proxy at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

QUORUM; VOTES REQUIRED

     The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     Under applicable Pennsylvania law, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Amended and Restated By-Laws, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

                             ELECTION OF DIRECTORS

     The Amended and Restated By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The Board is currently comprised of six persons.

     The members of the Board are divided into three classes, designated Class I, Class II, and Class III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class I directors expires at the Annual Meeting. The terms of the Class II and Class III directors will expire at the 2001 and 2002 Annual Meetings of Shareholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected, and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

     The two incumbent Class I directors are nominees for election this year for three-year terms as directors expiring at the 2003 Annual Meeting of Shareholders. In the election, the two persons who receive the highest number of votes actually cast are elected. The proxies named in the proxy card intend to vote for the election of the two Class I nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board, or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve. The Articles of Incorporation do not permit cumulative voting in the election of directors.

     Set forth below is certain information with regard to the two nominees for election as Class I directors and each continuing Class II and Class III director.

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Abraham Ostrovsky....................  Abraham Ostrovsky has been a director of SEEC since January
Age 57                                 1997. In addition, Mr. Ostrovsky is Chairman of the Board of
                                       Directors of JetForm Corporation, a provider of forms-based workflow automation software. Mr. Ostrovsky is also the
                                       Chairman of the Board of Directors of DigitalNow, an
                                       Australian company that develops, manufactures, and markets scanners and systems for digital photography. Mr. Ostrovsky serves on the Boards of Directors of CenterBeam, IXLA, Ltd., and NetManage, Inc. Mr. Ostrovsky served as Chairman and
                                       Chief Executive Officer of Compressent, a company that
                                       develops color facsimile and communications software, from
                                       February 1996 to December 1997.

Glen F. Chatfield....................  Mr. Chatfield was elected to the Board of Directors in April
Age 58                                 1998. Mr. Chatfield was President of Chatfield Enterprises
                                       from April 1990 to November 1992, and has been President of
                                       Emprise Technologies, Inc. since December 1992, and General
                                       Partner of the CEO Venture Fund since January 1986. He was a founder of Duquesne Systems, Inc. a predecessor of LEGENT
                                       Corporation, which was acquired by Computer Associates
                                       International, Inc.

                   DIRECTORS CONTINUING AS CLASS II DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Radha R. Basu........................  Radha R. Basu has been a director of SEEC since August 1996.
Age 49                                 Ms. Basu is Chief Executive Officer and President of
                                       Support.com, Inc., an automated Internet software support
                                       company. Prior to joining Support.com, Inc. in 1999, Ms.
                                       Basu held various positions at Hewlett-Packard Corporation from 1978 to 1999, including General Manager of
                                       Hewlett-Packard Corporation's Enterprise Solutions
                                       Organization, General Manager of International Software
                                       Operations, and Operations Manager for India Software
                                       Operations.

John D. Godfrey......................  John D. Godfrey has been Vice President and Secretary of
Age 51                                 SEEC since May 1989 and was elected a director of SEEC in
                                       March 1996. Prior to joining the Company, Mr. Godfrey served in various management positions at Cimflex Teknowledge
                                       Corp., a software development company, from November 1985 to
                                       May 1989, and was Director of Engineering for American
                                       Auto-Matrix, Inc., a manufacturer of general purpose
                                       microprocessor-based network systems for control of building environments, from March 1984 to August 1985. Mr. Godfrey
                                       served in various management positions including Director of
                                       Engineering for PERQ Systems Corp., a manufacturer of
                                       computer engineering workstations, from November 1981 to
                                       March 1984, and served as Manager of Graphic Information
                                       Systems for Mellon Bank, N.A. from September 1976 to
                                       November 1981.

                  DIRECTORS CONTINUING AS CLASS III DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Ravindra Koka........................  Ravindra Koka is a co-founder of SEEC and has been President
Age 49                                 and Chief Executive Officer and a director of SEEC since its inception in 1988. Mr. Koka was a founding shareholder and director of ERA Software Systems Private Limited ("ERA"), a software consulting firm based in India. He is a founding
                                       shareholder and director of ACS Technologies, Ltd., an
                                       Indian company engaged in providing computer hardware
                                       maintenance and service. Prior to founding SEEC, Mr. Koka
                                       was a program analyst with System Development Corporation, a software development company, a senior systems analyst and mainframe application developer for Roan Consolidated Mines,
                                       Ltd., a copper mining company, and a visiting scientist and
                                       Adjunct Associate Professor at the Department of Computer
                                       Science at Carnegie Mellon University.

Beverly Brown........................  Beverly Brown is Executive Vice President and Chief
Age 55                                 Marketing Officer of Exodus Communications, Inc., a provider of complex Internet hosting for enterprises with
                                       mission-critical Internet systems. Ms. Brown has served in this capacity since 1999. Prior to joining Exodus
                                       Communications, Ms. Brown was President and CEO of DataMan
                                       Software, Inc., a general management software consulting
                                       business, from 1996 to 1999. Ms. Brown was Executive Vice
                                       President of Praxis International, Inc., a privately-held
                                       software company specializing in proprietary,
                                       high-performance mainframe database systems, from 1994 to
                                       1996, and was Vice President of Marketing for the Ask Group,
                                       INGRES Database and Connectivity Business Unit, from 1992
                                       through 1994. Ms. Brown served in various capacities with
                                       IBM Corporation from 1968 to 1992, most recently as Director of Software Marketing, U.S. Marketing and Services. Ms.
                                       Brown serves on the Board of Directors of Five Nine
                                       Solutions, Inc., and on the U.S. Advisory Board of
                                       Recognition Systems Group PLC.

BOARD OF DIRECTORS AND COMMITTEES

     The Board met five times during the fiscal year ended March 31, 2000. The Board has an Audit Committee and a Compensation Committee to assist in the management of the affairs of the Company.

     The Board does not have a standing Nominating Committee. The Board will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominee's qualifications. Such information should be received no later than 120 days in advance of the annual meeting with respect to nominations.

     The Audit Committee is responsible, to the extent provided in the authorizing Board resolutions, for making an annual recommendation, based on a review of qualifications, to the Board for the appointment of independent public accountants to audit the financial statements of SEEC and to perform other duties as directed by the Board. The Audit Committee is also responsible for reviewing and making recommendations to the Board with respect to (i) the scope of audits conducted by SEEC's independent public accountants and (ii) the accounting methods and the system of internal control used by SEEC. In addition, the Audit Committee will review reports from SEEC's independent public accountants concerning compliance by management with governmental laws and regulations and with SEEC's policies relating to ethics, conflicts of interest and disbursements of funds. The members of the Audit Committee are Mr. Ostrovsky and Mr. Chatfield. The Audit Committee met once during fiscal 2000.

     The Compensation Committee is responsible for administering the Stock Option Plan, to the extent provided in the authorizing Board resolutions for such plan, and for reviewing and making recommendations to the Board with respect to the salaries, bonuses and other compensation of executive officers, including the terms and conditions of their employment, and other compensation matters. The members of the Compensation Committee were Dr. Raj Reddy and Ms. Basu through August 5, 1999. Effective August 5, 1999, Dr. Reddy retired from the Board of Directors, and was replaced on the Compensation Committee by Beverly Brown. The Compensation Committee met once during fiscal 2000.

     No director attended fewer than 75% of the total number of meetings of the Board and of all committees on which the director served during the fiscal year ended March 31, 2000.

           APPROVAL OF AMENDMENT TO SEEC, INC. 1997 STOCK OPTION PLAN

     The Board of Directors has adopted, and proposes that the stockholders approve, an Amendment to the SEEC, Inc. 1997 Stock Option Plan (the "Plan") that will increase the total number of shares available for the grant of stock options under the Plan by 650,000 shares, thereby increasing the aggregate number of shares that would be available for the grant of options from 650,000 to 1,300,000. In 1997, the Board of Directors adopted the Plan, which constitutes a key element of the Company's incentive program, and is utilized to attract, retain, and motivate key employees of the Company, and to align key employee and stockholder interests. This summary of the proposed amendment to the Plan is qualified in its entirety by the full text of the proposed revised Plan, which is set forth as Exhibit A to this Proxy Statement.

     As a result of prior grants of stock options under the Plan, the number of shares available for grants of stock options as of June 16, 2000 is insufficient to continue to maintain the Company's needs under its incentive program. The Board believes that the increase in the number of shares available for issuance under the Plan will strengthen the Company's ability to attract and retain key employees of the Company, and motivate such parties to attain individual performance and overall corporate goals, including employees who enter the Company's service through acquisitions or other business combinations. The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the meeting is required to approve the amendment to the Plan.

     Because executive officers (two of whom are members of the Board of Directors) are eligible to receive awards under the Plan, each of them may be deemed to have a personal interest in the adoption of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth certain information regarding the executive officers of the Company.

                NAME                   AGE                          POSITION
                ----                   ---                          --------
Ravindra Koka........................  49    President, Chief Executive Officer and Director
                                       51    Secretary, Vice President--Customer Support, and
John D. Godfrey......................        Director
Richard J. Goldbach..................  44    Treasurer and Chief Financial Officer

     Additional information regarding Messrs. Koka and Godfrey is set forth above under "Election of Directors."

     Richard J. Goldbach joined SEEC in October 1996 as Chief Financial Officer. In August 1997, Mr. Goldbach assumed the role of Treasurer of the Company. Mr. Goldbach had previously served as Finance Director for ADVO, Inc., a direct mail marketing company, from May 1991 to September 1996, and as Chief Financial Officer and Treasurer of Scribe Systems, Inc., a computer software publishing company, from January 1986 to December 1990. Prior to that time, Mr. Goldbach was a senior manager in the audit department of Arthur Andersen LLP. He is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth information regarding compensation of the executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                ANNUAL COMPENSATION                   AWARDS
                                    --------------------------------------------      ------
                                                                                    SECURITIES
                                                                                    UNDERLYING
                                    FISCAL    ANNUAL    INCENTIVE      OTHER          STOCK        ALL OTHER
  NAME AND PRINCIPAL POSITION(S)     YEAR     SALARY      BONUS     COMPENSATION     OPTIONS      COMPENSATION
  ------------------------------     ----     ------      -----     ------------     -------      ------------
Ravindra Koka.....................   2000    $180,000         --           --         25,000              --
President and                        1999    $180,000         --           --         25,000              --
Chief Executive Officer              1998    $180,000   $139,605           --         25,000              --

John D. Godfrey...................   2000    $136,000         --           --             --              --
Secretary, Vice President--          1999    $136,000         --           --         10,000              --
Customer Support, and Director       1998    $136,000   $ 84,412           --         10,000              --

Richard J. Goldbach...............   2000    $110,500         --           --         15,000              --
Treasurer and                        1999    $110,500                      --         20,000              --
Chief Financial Officer              1998    $110,500   $ 95,184           --         10,000              --

Allen D. Gart (1).................   2000    $130,168         --      $46,591(2)          --        $132,336(3)
Vice President of Sales--            1999    $125,000         --      $59,804(2)      25,000              --
Americas                             1998    $100,000   $ 40,000      $99,752(2)      15,000              --

---------------

(1) Mr. Gart's employment with the Company ended March 31, 2000.

(2) Amount includes sales commissions and relocation allowances.

(3) Represents the accrual of the maximum severance compensation payable under the terms of the Agreement and Release dated March 7, 2000 between the Company and Mr. Gart (the "Agreement"). Under the Agreement, semi-monthly payments will terminate on the earlier of March 31, 2001, or the date on which Mr. Gart begins employment with another company.

STOCK OPTIONS

     The Company currently maintains two stock option plans under which stock option awards may be made to eligible employees of the Company: the 1994 Stock Option Plan and the 1997 Stock Option Plan (the "Plans"). The number of shares authorized to be issued under the Plans may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other relevant capitalization change. As of March 31, 2000, the number of options granted and outstanding under the Plans was 666,771.

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                                  INDIVIDUAL GRANTS
                                 -----------------------------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                  NUMBER OF    PERCENTAGE OF                                  ANNUAL RATES OF STOCK
                                 SECURITIES    TOTAL OPTIONS                                  PRICE APPRECIATION FOR
                                 UNDERLYING      GRANTED TO                                       OPTION TERM(B)
                                   OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ----------------------
             NAME                  GRANTED      FISCAL YEAR       PER SHARE         DATE         5%          10%
             ----                  -------      -----------       ---------         ----         --          ---
Ravindra Koka..................     25,000(a)       8.15%           $5.58          1/5/10      $87,731     $222,327
John D. Godfrey................           --          --               --              --           --           --
Richard J. Goldbach............     15,000(a)(c)      4.89%         $5.58          1/5/10      $52,638     $133,396
Allen D. Gart..................           --          --               --              --           --           --

---------------

(a) Options granted in fiscal 2000 are exercisable in four equal annual installments commencing one year after the date the option was granted.

(b) The dollar amounts indicated in these columns are the result of calculations required by the rules of the Securities and Exchange Commission, which assume specified stock value appreciation. These growth rates are not intended by SEEC to forecast future stock price appreciation of SEEC Common Stock. Amounts assume that options will be held to the maximum term before exercise. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level and that no exercises occur before the end of the holding period. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(c) A performance-based condition to vesting and exercisability applies to 5,000 of these options.

                 AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   SHARES                   HELD AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                                  ACQUIRED      VALUE     ---------------------------   ---------------------------
             NAME                ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Ravindra Koka..................     5,431      $21,355      18,750         56,250        $ 53,125       $159,375
John D. Godfrey................        --           --      12,388         12,500        $ 80,199       $ 63,750
Richard J. Goldbach............        --           --      36,682         30,000        $318,836       $112,500
Allen D. Gart..................    13,950      $76,725      64,300             --        $493,175       $     --

---------------

(1) Represents the difference between the closing price of $12.50 per share of Common Stock as reported on the Nasdaq Stock Market on March 31, 2000 and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options. An option is an "in-the-money option" when the market value of SEEC Common Stock exceeds the exercise price of the option.

EMPLOYMENT AGREEMENTS

     Effective March 10, 2000, SEEC entered into two-year employment agreements with Messrs. Koka, Godfrey, and Goldbach. Each agreement renews automatically at the end of the initial two-year term and provides for one-year renewal terms unless the employee gives thirty days notice of intent not to renew. Each agreement is terminable by SEEC immediately for cause. Messrs. Koka and Godfrey are prohibited from directly or indirectly selling products that compete with SEEC's products for two years following termination, under specified circumstances, of their employment with SEEC. Each executive officer is prohibited from improperly disclosing or using SEEC's proprietary information.

     The employment agreements with Messrs. Koka, Godfrey, and Goldbach provide that if SEEC for any reason terminates the employee's employment or the employee resigns for "good reason" (as defined below), then SEEC shall pay to the employee following the date of termination or date of resignation: (i) at the next regular pay date, the employee's salary and benefits through the termination date or resignation date; (ii) during a specified period following the termination or resignation date, the amount of any bonus payable to the employee for the fiscal year in which the termination or resignation occurred prorated to take into account the number of days in such fiscal year prior to the termination or resignation date; and (iii) during such specified period, a continuation of the employee's annual salary, as in effect on the day prior to the termination or resignation date. Also, (iv) during such specified period, at no cost to the employee, SEEC shall continue to provide the benefits the employee was receiving on the day prior to the termination or resignation date, or benefits substantially similar thereto. In the case of (ii), (iii), and (iv), the specified period is twelve months for Mr. Koka, and six months for Messrs. Godfrey and Goldbach, and payments are to be made on the dates when salaries would have been payable had the employee remained employed by SEEC.

     The term "good reason" is defined as: (i) a material diminution by SEEC of the employee's title or responsibilities, as that title and those responsibilities existed prior to the action complained of, or (ii) a material diminution by SEEC of the highest salary, benefits, bonuses, and incentive or other forms of compensation paid to the employee during any period covered by the employment agreement; or (iii) any reassignment of the employee or relocation of SEEC's principal executive offices outside of the greater Pittsburgh area.

     Mr. Gart's employment with SEEC ended effective March 31, 2000. The severance provisions of his employment agreement obligate SEEC, for a twelve-month period ending March 31, 2001 or until the starting date of Mr. Gart's employment or full-time consulting arrangement with a new company, to continue to pay Mr. Gart at an annualized rate of $127,500, which is 50% of his total target compensation. As part of Mr. Gart's severance, SEEC also agreed to pay 50% of Mr. Gart's health benefits, to accelerate the vesting of previously-awarded incentive stock options to purchase 14,000 shares of SEEC Common Stock, and to allow Mr. Gart until March 31, 2001 to exercise any vested incentive stock options.

COMPENSATION OF DIRECTORS

     SEEC compensates its non-employee directors $2,000 per Board meeting attended in person and $1,000 per Board meeting attended by telephone. Directors who are employees do not receive any compensation for services performed in their capacity as directors. SEEC reimburses each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

     In connection with their agreeing to serve on the Board of Directors, on September 30, 1996, SEEC granted to each of Radha R. Basu and Abraham Ostrovsky ten-year options to purchase 4,526 shares of Common Stock at $3.62 per share. The options vested 50% each on the first and second anniversaries of their commencement of service as directors. On August 8, 1997, SEEC granted to both Radha R. Basu and Abraham Ostrovsky ten-year options to purchase 15,000 shares of Common Stock at $20.75 per share. The options vest ratably over a three-year period following the date of grant. On August 12, 1998, SEEC granted to each of Ms. Basu, Mr. Ostrovsky, and Glen F. Chatfield ten-year options to purchase 20,000 shares of Common Stock at $6.00 per share. The options vest ratably over a four-year period following the date of the grant. During fiscal 2000, SEEC granted to both Ms. Basu and Beverly Brown ten-year options to purchase 20,000 shares of Common Stock at $4.00 per share. Ms. Basu's options vested in full on October 1, 1999. Ms. Brown's options vest ratably over a four-year period ending August 24, 2003.

                      REPORT OF THE COMPENSATION COMMITTEE

INTRODUCTION

     The Compensation Committee (the "Committee") determines compensation levels for the Company's executive officers. Until August 5, 1999, the members of the Committee were Dr. Raj Reddy and Ms. Basu. Dr. Reddy retired from the Board of Directors on August 5, 1999, and Beverly Brown was elected to the Board, and was subsequently elected to a position on the Committee. Executive officers' salaries and incentive compensation for fiscal year 2000 were established prior to Ms. Brown's election. Option grants to the executive officers during fiscal year 2000 were determined by Ms. Basu and Ms. Brown.

     Below is a report submitted by Ms. Basu and Ms. Brown, the members of the Committee, addressing the Company's compensation policies for fiscal year 2000 as they impacted the executive officers of the Company, including Ravindra Koka, President and Chief Executive Officer; John D. Godfrey, Secretary and Vice President--Customer Support, and Richard J. Goldbach, Treasurer and Chief Financial Officer.

GENERAL COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that a significant portion of an executive's income should be based upon the financial performance of the Company. In addition, compensation should reflect not only short-term performance but should also provide long-term incentives designed to tie the executive's economic return to the return to the Company's shareholders.

     The Committee believes that the annual remuneration for executive officers should be set so that a large percentage of total cash compensation is at risk under the incentive programs. For fiscal year 2000, the Committee made its compensation decisions based on a review of the Company's fiscal year 1999 performance and on the Company's budget and other projections for fiscal year 2000. Executive officer incentive compensation was tied to Company-wide achievement of financial goals. No such incentive compensation was paid for fiscal year 2000.

COMPONENTS OF COMPENSATION

     The components of compensation for the Company's executive officers, which are designed to reflect the compensation philosophy, are addressed below:

          (a) Salary. The Committee establishes salaries for the executive officers based upon recommendations by Mr. Koka and consideration of various subjective factors such as the responsibilities, positions and qualifications of the executives, the Company's financial position and operating results, and salaries paid to executives in comparable companies. No formal surveys or analyses of comparable companies' compensation practices have been undertaken. However, the Committee does rely on their collective experience and knowledge of compensation practices in determining the salary levels for the executives. The salaries for the executive officers remained unchanged from the levels established in fiscal year 1999.

          (b) Short-Term Incentive Compensation/Bonus Pool. For fiscal year 2000, the Company's executive management bonus plan was designed to provide short-term incentive bonuses for the achievement of specified performance goals. The Committee established that payment of any bonuses was contingent upon the Company's attaining its target financial goals for revenues and pre-tax, pre-bonus earnings. In addition, individual performance goals were incorporated into the calculation of bonuses. For performance above the Company's targeted financial goals, additional bonuses would be paid. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to performance, the target bonuses for Messrs. Koka, Godfrey and Goldbach were established at 30% to 40% of total compensation. For Mr. Gart, target short-term incentive compensation, consisting of commissions and bonus, was set at 51% of total compensation.

          The Company's performance for fiscal year 2000 was below the target financial goals set by the Committee at the beginning of the fiscal year. Accordingly, no incentive bonuses were accrued for the executive officers. Other incentive compensation was paid or accrued for Mr. Gart, in the amounts set forth in the Summary Compensation Table above.

          (c) Stock Options. The primary purpose of granting stock options is to link the executive officers' financial success to that of the shareholders of the Company. The exercise prices of stock options are determined by the Committee, but may not be less than the fair market value of the Company's Common Stock as of the date of grant. Stock options granted to the executive officers during fiscal year 2000 are listed on the table entitled "Option Grants in Fiscal Year 2000."

FISCAL YEAR 2000 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Reference is made to the discussion above with respect to subjective criteria applicable to fiscal year 2000 compensation for executive officers, including Ravindra Koka, the Company's President and Chief Executive Officer.

     Mr. Koka's annual salary for fiscal year 2000 was $180,000, unchanged from fiscal years 1999 and 1998. As described above, Mr. Koka did not receive a bonus for fiscal year 2000, due to the Company's not achieving the target financial goals set by the Committee.

     The Committee approved a grant of 25,000 incentive stock options with an exercise price of $5.58 to Mr. Koka in January, 2000, in recognition of his responsibilities as the Company's CEO and his role in the Company's ability to achieve its future financial and other growth objectives, and in recognition of his contributions over the past year to transform and reposition the Company. The grant of options to Mr. Koka is designed to promote and reward long-term performance by the Company, which the Committee believes will be substantially dependent upon Mr. Koka's leadership.

INTERNAL REVENUE CODE SECTION 162(M)

     The Committee reviewed the potential consequences of Section 162(m) of the Internal Revenue Code with respect to executive compensation. Section 162(m) imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to any of the five most highly-compensated executive officers. The Company does not anticipate that Section 162(m) will have an adverse effect on the Company in the short-term. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Over the longer term, the Committee will continue to examine the effects of this tax provision and will monitor the level of compensation paid to the executive officers in order to avoid, to the extent possible, the potential adverse effects of Section 162(m).

                  RADHA R. BASU                  BEVERLY BROWN

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, officers, and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Securities and Exchange Commission (the "Commission"), within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all Section 16(a) forms they file.

     All Forms 3, 4 and 5 have been filed within the guidelines of the Commission during fiscal year 2000. In making this disclosure, the Company has relied solely on copies of the reports that its directors and officers have filed with the Commission.

          COMPARISON OF CUMULATIVE TOTAL RETURN SINCE JANUARY 22, 1997

     The following graph shows the cumulative total shareholder return on the Common Stock from January 22, 1997 (the first day of trading of the Company's Common Stock upon its initial public offering) through March 31, 2000, as compared to the returns of the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index. The graph assumes that $100 was invested in the Common Stock on January 22, 1997, and in the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index and assumes reinvestment of dividends.

                                                       SEEC, INC.                                          NASDAQ COMPUTER AND
                                                       ----------            NASDAQ NATIONAL MARKET     DATA PROCESSING|SERVICES
                                                                                 COMPOSITE INDEX               STOCK INDEX
                                                                             ----------------------     ------------------------
Jan. 22, 1997                                            100.00                      100.00                      100.00
Mar. 31, 1997                                            112.07                       87.89                       84.10
Mar. 31, 1998                                            186.21                      133.27                      147.04
Mar. 31, 1999                                             54.32                      180.03                      239.59
Mar. 31, 2000                                            172.41                      334.24                      428.71

                              CERTAIN TRANSACTIONS

     The following is a summary of certain transactions to which SEEC was or is a party and in which certain executive officers, directors or shareholders of SEEC had or have a direct or indirect material interest, all of which were made on terms no less favorable to the Company than those available from unaffiliated parties.

ERA RELATIONSHIP

     Prior to February 28, 1998, the Company had certain relationships and had engaged in certain transactions with ERA Software Systems Private Limited ("ERA"), an Indian software development company. Ravindra Koka, the President, Chief Executive Officer, a director, and a principal shareholder of SEEC, had owned approximately 14%, and Shankar Krish, an employee of SEEC, continues to own approximately 8% of the outstanding capital stock of ERA. Mr. Koka and Mr. Krish are also directors of ERA. Mr. Koka sold his ERA shares to other ERA shareholders subsequent to February 28, 1998. Until February 28, 1998, SEEC had owned approximately 5% of the outstanding capital stock of ERA.

     On February 28, 1998, SEEC and ERA entered into an Asset Purchase Agreement whereby ERA transferred its distribution rights for SEEC products, plus certain fixed assets and 30 ERA employees engaged in SEEC-related research and development, sales and administration, to SEEC for a total net consideration of $1,041,000. The acquisition was effective at the close of business on February 28, 1998, at which time the Product Purchase Agreement (see below) and Marketing Agreement (see below) were terminated, and SEEC assumed control and responsibility for product distribution and development efforts. Final closing of the acquisition took place during fiscal 1999. At closing, cash consideration of $1,036,000 was remitted to ERA. As further consideration for the acquisition, SEEC also agreed to relinquish its approximate 5% ownership in ERA. This consideration was valued at $5,000, the amount of SEEC's original investment in ERA, previously reflected in the Company's financial statements. SEEC Technologies Asia Private Limited ("SEEC Asia") was formed as a wholly-owned subsidiary of SEEC to effect the acquisition and to hold and manage the acquired rights, certain assets and SEEC-related product development projects.

     Since SEEC's inception in 1988, ERA had provided certain research and development services to SEEC. The Company's initial development of its COBOL maintenance products was funded in part by a grant from the Industrial Credit and Investment Corporation of India, Ltd. ("ICICI") pursuant to a Cooperation and Project Financing Agreement among ICICI, SEEC and ERA (the "Cooperation Agreement"). The Cooperation Agreement provided that SEEC and ERA would each have an ownership interest in all products developed with funds provided thereunder.

     In March 1996, SEEC and ERA entered into a Product Purchase Agreement, pursuant to which ERA transferred to SEEC its 35% ownership interest in jointly-owned products and technologies, including COBOL Analyst, COBOL Slicer, Object Designer, Date Analyzer and related derivative and add-on products, all products developed pursuant to the Cooperation Agreement. In consideration of the transfer of ERA's ownership interest in the products and technology, the Company issued 226,305 shares of its Common Stock to ERA. The transaction was assigned a nominal value of $2,263 (the par value of the shares issued). The assigned value reflected the predecessor basis of ERA in the products, consistent with the Company's accounting policy of expensing all research and development costs.

     ERA had also agreed to assist SEEC in developing new products and technologies. Pursuant to the Product Purchase Agreement, ERA had the non-exclusive right to perform design and development work with respect to SEEC's products pursuant to specified development schedules. In addition, ERA had agreed to maintain in India the necessary infrastructure and personnel to support such design and development work, to transfer to SEEC the necessary manpower for product support, and to maintain a team of personnel in India for maintenance of SEEC's products.

     In consideration of ERA's developmental obligations under the Product Purchase Agreement, SEEC agreed to pay ERA certain research and development fees. Through December 31, 1996, SEEC was obligated to pay ERA a research and development fee equal to 10% of its gross receipts from the products so developed by ERA prior to the date of the Product Purchase Agreement, but not less than $12,000 per quarter, and thereafter on mutually-agreed terms. SEEC also agreed to pay to ICICI on behalf of ERA 5% of its gross receipts from products and services derived from COBOL reengineering, and from all database reengineering and reverse engineering products and services. This obligation to pay ICICI on behalf of ERA was paid in full in fiscal 1998. In addition, during the first three years of the Product Purchase Agreement, SEEC had agreed to pay ERA a maintenance fee at a flat rate of $5,000 per month, and, in the next three years, $6,000 per month as long as the Product Purchase Agreement remained in effect. Effective January 1, 1997, the Company and ERA agreed to amend the Product Purchase Agreement to eliminate the research and development fee (royalty) and the monthly maintenance fee described above. Concurrently, the Company and ERA agreed to a schedule of research and development projects to be performed for the benefit of the Company by ERA at specified rates. Also effective January 1, 1997, SEEC and ERA each had the right to terminate the Product Purchase Agreement upon certain events of default, upon the change of control of the other party or upon 12 months notice. During fiscal 1998, the Company paid to ERA sales support and maintenance support fees related to certain U.S. sales where ERA was instrumental in effecting the sale and for which ERA was expected to provide ongoing maintenance support to the customer. SEEC incurred a total of $373,000, $166,000 and $79,000 in royalties and fees due to ERA during fiscal 1998, 1997 and 1996, respectively.

     Pursuant to the Product Purchase Agreement, upon a change of control of ERA, SEEC had the right to repurchase some or all of the shares of Common Stock owned by ERA. SEEC also had the right to purchase ERA's research and development facilities upon the occurrence of certain events including a change of control of ERA, a termination of the Product Purchase Agreement by ERA upon 12 months notice, certain defaults by ERA, or an initial public offering by ERA. In the event SEEC did not purchase ERA's facilities, ERA had agreed to maintain those facilities at a minimum of the same size and quality as prior to the change of control. In the event of a change of control of SEEC, ERA had the right to request a renegotiation of any or all of the research and development provisions of the Product Purchase Agreement.

     Pursuant to a Marketing Agreement dated March 1, 1996, SEEC granted ERA the non-exclusive right to distribute SEEC's products in India only. Under such agreement, ERA paid SEEC a royalty of 50% (40% during the first six months of the agreement) of SEEC's suggested international list price for all products distributed by ERA. During fiscal 1998, 1997 and 1996, ERA paid $300,000, $206,000 and $11,500 respectively, in royalties to SEEC. The agreement was for a term of three years. SEEC could terminate the agreement (i) for cause; (ii) at any time after the first 12 months by paying ERA an amount equal to 150% of ERA's gross revenues for the previous 12 months from sales of SEEC's products;
(iii) at any time after the first 18 months upon failure of the parties to agree upon minimum sales by ERA or upon a business plan for ERA's marketing of the products; or (iv) upon failure of ERA to achieve the agreed-upon minimum sales of SEEC's products.

     SEEC, ERA and certain of the shareholders of SEEC had entered into a Shareholders' Agreement dated March 31, 1996. The Shareholders' Agreement prohibited ERA from transferring any of its shares of Common Stock without the prior written consent of SEEC. Further, SEEC and the other parties to the Agreement had the right to purchase the shares of Common Stock held by ERA in the event ERA wished to sell such shares. The Shareholders' Agreement terminated upon the consummation of SEEC's initial public offering.

     Transactions between SEEC and its officers, directors and principal shareholders and their affiliates, including the acquisition transaction between SEEC and ERA, have been approved by a majority of the Board of Directors, including a majority of the disinterested directors, and are or will be on terms no less favorable to SEEC than could be obtained from unaffiliated third parties.

REGISTRATION RIGHTS

     SEEC has entered into a Registration Rights Agreement, dated as of August 15, 1996 (the "Registration Rights Agreement"), with certain holders of its Common Stock. The Registration Rights Agreement provides that each of the parties will have the right to demand registration of some or all of their shares under the Securities Act of 1933 in connection with the offering thereof on a firm commitment underwritten basis, subject to the demand being made by the holders of at least a majority of the securities registerable thereunder. The aggregate number of shares of Common Stock outstanding as to which such demand registration rights may be exercised is estimated to be approximately 250,000. The Registration Rights Agreement also provides that each of the parties has the right, whenever SEEC proposes to register any of its securities, to require that SEEC include in such registration some or all of each of the parties' shares.

     SEEC also granted certain registration rights to H.C. Wainwright, Inc. and Cruttenden Roth Incorporated in connection with the warrants issued to them in connection with the Company's initial public offering in January 1997.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of SEEC's Common Stock as of May 26, 2000 by (i) each person known by SEEC to be the beneficial owner of more than 5% of the outstanding Common Stock of SEEC on such date, (ii) each director of SEEC, (iii) certain executive officers of SEEC, and (iv) all directors and executive officers of SEEC as a group.

                                                                   SHARES OWNED
                                                                  BENEFICIALLY(1)
                                                              -----------------------
                  NAME OF BENEFICIAL OWNER                    NUMBER       PERCENT(2)
                  ------------------------                    -------      ----------
Ravindra Koka...............................................  518,344(3)       8.5%
Raj Reddy...................................................  381,465(4)       6.3%
Hathaway Associates.........................................  335,000(5)       5.5%
John D. Godfrey.............................................  226,235(6)       3.7%
Glen F. Chatfield...........................................   55,348(7)         *
Richard J. Goldbach.........................................   42,154(8)         *
Radha R. Basu...............................................   41,165(9)         *
Abraham Ostrovsky...........................................   25,014(10)        *
All directors and executive officers as a group (7
  persons)..................................................  908,260(11)     14.6%

---------------

  * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock subject to options or warrants exercisable within 60 days of May 26, 2000 are deemed outstanding for computing the percentage beneficially owned by the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as noted, each shareholder has sole voting power and sole investment power with respect to all shares beneficially owned by such shareholder.

 (2) Based upon 6,095,172 shares outstanding as of May 26, 2000.

 (3) Includes 18,750 shares issuable upon the exercise of outstanding options and 112,285 shares of Common Stock owned by Ravindra Koka Retained Annuity Trust, of which Mr. Koka is trustee. Mr. Koka's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (4) Includes 100,000 shares owned by Dr. Reddy's spouse. Dr. Reddy served as Chairman of the Board of Directors of SEEC, Inc. to August 5, 1999. Dr. Reddy's address is 808 Devonshire Road, Pittsburgh, Pennsylvania 15221.

 (5) Based on information as of March 31, 2000 contained in a Schedule 13F filed by Hathaway Associates with the Securities and Exchange Commission. Hathaway Associates' address is 119 Rowayton Avenue, Rowayton, Connecticut 06853.

 (6) Includes 12,388 shares issuable upon the exercise of outstanding options and 1,000 shares owned by Mr. Godfrey's spouse. Mr. Godfrey's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (7) Includes 5,000 shares issuable upon exercise of outstanding options. Mr. Chatfield's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (8) Includes 36,682 shares issuable upon the exercise of outstanding options. Mr. Goldbach's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (9) Includes 37,026 shares issuable upon the exercise of outstanding options. Ms. Basu's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(10) Includes 19,526 shares issuable upon the exercise of outstanding options. Mr. Ostrovsky's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(11) Includes 129,372 shares issuable upon exercise of outstanding options.

                             SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Shareholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2001 Annual Meeting, shareholder proposals must be received by the Company no later than February 28, 2001 and must otherwise comply with the requirements of Rule 14a-8.

                                    AUDITORS

     The Company engaged BDO Seidman, LLP, independent Certified Public Accountants, as auditors for the fiscal year ended March 31, 2000. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and respond to appropriate questions.

                                   FORM 10-K

     Shareholders may obtain a copy (without exhibits) of the Company's Annual Report on Form 10-K for the year ended March 31, 2000 as filed with the Securities and Exchange Commission without any charge by writing to: Investor Relations, SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

                             ADDITIONAL INFORMATION

     The Company knows of no other matters that will be presented to shareholders for action at the Annual Meeting. However, if other matters are presented which are proper subjects for action by shareholders, it is the intention of those named in the accompanying Proxy to vote such Proxy in accordance with their judgment upon such matters.

                                          By order of the Board of Directors,

                                          JOHN D. GODFREY
                                          Vice President and Secretary

                                                                      APPENDIX A

                                   SEEC, INC.

            1997 STOCK OPTION PLAN, INCLUDING AMENDMENT TO SECTION 3

     The purposes of the 1997 Stock Option Plan (the "Plan") are to encourage eligible employees of SEEC, INC. (the "Corporation") and its Subsidiaries, including directors and officers of the Corporation who are employees, to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Corporation or a Subsidiary, to reward such employees by providing an opportunity to acquire the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employment of the Corporation or one of its Subsidiaries. For purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                                   SECTION 1

                                 ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee").

     The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

     The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

                                   SECTION 2

                                  ELIGIBILITY

     Those employees of the Corporation or any Subsidiary who share the responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to receive stock options (with or without stock appreciation rights) as described herein.

     Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options (with or without stock appreciation rights) as described herein and to determine the employees to whom stock options (with or without stock appreciation rights) shall be granted and the number of shares to be covered by each stock option. In determining the eligibility of any employee, as well as in determining the number of shares covered by each stock option, the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant.

                                   SECTION 3

                        SHARES AVAILABLE UNDER THE PLAN

     The aggregate number of shares of the Common Stock which may be issued or delivered and as to which stock options may be granted under the Plan is 1,300,000 shares of Common Stock. All such shares are subject to adjustment and substitution as set forth in Section 6.

     If any stock option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to such stock option shall again be available for purposes of the Plan, except that to the extent that stock appreciation rights granted in conjunction with a stock option under the Plan are exercised and the related stock option surrendered, the number of shares available for purposes of the Plan shall be reduced by the number of shares, if any, of Common Stock issued or delivered upon exercise of such stock appreciation rights.

     The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each.

                                   SECTION 4

                            GRANT OF STOCK OPTIONS,
                         STOCK APPRECIATION RIGHTS, AND
                       LIMITED STOCK APPRECIATION RIGHTS

     The Committee shall have authority, in its discretion, to grant "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code"), to grant "non-statutory stock options" (stock options which do not qualify under such Section 422 of the Code) or to grant both types of stock options (but not in tandem). The Committee also shall have the authority, in its discretion, to grant stock appreciation rights in conjunction with incentive stock options or non-statutory stock options with the effect provided in Section 5 (D). Stock appreciation rights granted in conjunction with an incentive stock option may only be granted at the time such incentive stock option is granted. Stock appreciation rights granted in conjunction with a non-statutory stock option may be granted either at the time such stock option is granted or at any time thereafter during the term of such stock option. The Committee shall also have the authority, in its discretion, to grant limited stock appreciation rights in accordance with the provisions of, and subject to the terms and conditions set forth in, Section 8.

     No employee shall be granted a stock option or stock options under the Plan (disregarding canceled, terminated or expired stock options) for an aggregate number of shares in excess of ten percent (10%) of the total number of shares which may be issued or delivered under the Plan. For the purposes of this limitation, any adjustment or substitution made pursuant to Section 6 with respect to shares which have not been issued or delivered under the Plan upon the exercise of stock options shall also be made with respect to shares already issued or delivered under the Plan upon the exercise of stock options and with respect which would have been issued or delivered under the Plan but for the exercise of stock appreciation rights in lieu of the exercise of stock options prior to such adjustment or substitution.

                                   SECTION 5

                   TERMS AND CONDITIONS OF STOCK OPTIONS AND
                           STOCK APPRECIATION RIGHTS

     Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

     (A) The purchase price at which each stock option may be exercised (the "option price") shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a "Ten Percent Employee"), the option price shall not be less than 110% of such fair market value on the date of grant. For purposes of this
Section 5 (A), the fair market value of the Common Stock shall be determined as provided in Section 5 (H). Also, for purposes of this Section 5 (A), an individual (i) shall be considered as owning not only shares of the Common Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a stockholder, partner or beneficiary.

     (B) The option price shall be payable in full in any one or more of the following ways:

          (i) in cash; and/or

          (ii) in shares of the Common Stock (which are owned by the optionee free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Section 7) having a fair market value on the date of exercise of the stock option, determined as provided in Section 5 (H), equal to the option price for the shares being purchased.

          If the option price is paid in whole or in part in shares of Common Stock, any portion of the option price representing a fraction of a share shall be paid in cash. The date of exercise of a stock option shall be determined under procedures established by the Committee, and the option price shall be payable at such time or times as the Committee, in its discretion, shall determine. No share shall be issued or delivered upon exercise of a stock option until full payment of the option price has been made. When full payment of the option price has been made and subject to the restrictions set forth in Section 7, the optionee shall be considered for all purposes to be the owner of the share with respect to which payment has been made. Payment of the option price with shares shall not increase the number of shares of Common Stock which may be issued or delivered under the Plan as provided in Section 3.

     (C) Subject to Section 9 hereof, no stock option shall be exercisable during the first six months of its term, except that this limitation on exercise shall not apply (i) if the optionee dies during such six-month period or (ii) if the optionee becomes disabled within the meaning of Section 422 (c)(6) of the Code (a "Disabled Optionee"), or if his or her employment is voluntarily terminated with the consent of the Corporation or a Subsidiary during such six-month period. No incentive stock option shall be exercisable after the expiration of ten years (five years in the case of a Ten Percent Employee) from the date of grant. No non-statutory stock option shall be exercisable after the expiration of ten years and six months from the date of grant. Subject to this
Section 5 (C) and Sections 5 (F), 5 (G) and 5 (H), stock options may "vest" and be exercised at such times, in such amounts and subject to such restrictions as shall be determined, in its discretion, by the Committee and set forth in individual stock option agreements.

     (D) Stock appreciation rights shall be exercisable to the extent that the related stock option is exercisable and only by the same person or persons who are entitled to exercise the related stock option. Stock appreciation rights shall entitle the optionee to surrender the related stock option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value of one share of Common Stock on such date of exercise over the option price per share, multiplied by the number of shares covered by the stock option or portion thereof, which is surrendered. Cash shall be paid in lieu of any fractional shares. The Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash or part in cash and part in shares. The date of exercise of stock appreciation rights shall be determined under procedures established by the Committee, and payment under this Section 5 (D) shall be made by the Corporation as soon as practicable after the date of exercise. To the extent that a stock option as to which stock appreciation rights have been granted in conjunction therewith is exercised, the stock appreciation rights shall be canceled. For the purposes of this Section 5 (D), the fair market value of Common Stock shall be determined as provided in Section 5 (H).

     (E) No stock option or stock appreciation rights shall be transferable by an optionee other than by will, or if an optionee dies intestate, by the laws of descent and distribution of the state of domicile of the optionee at the time of death, and all stock options and stock appreciation rights shall be exerciseable during the lifetime of an optionee only by the optionee.

     (F) Unless otherwise determined by the Committee and set forth in the stock option agreement referred to in Section 5 (G) or amendment thereto:

          (i) If the employment of an optionee who is not a Disabled Optionee is voluntarily terminated with the written consent of the Corporation or a Subsidiary or an optionee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such an optionee shall be exercisable (to the extent exercisable on the date of termination of employment) by such an optionee at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

          (ii) If the employment of an optionee who is not a Disabled Optionee is voluntarily terminated with the written consent of the Corporation or a Subsidiary, any then outstanding non-statutory stock option held by such an optionee shall be exercisable (to the extent exercisable on the date of termination of employment) by such an optionee at any time prior to the expiration date of such non-statutory stock option or within one year after the date of termination of employment, whichever is the shorter period;

          (iii) If an optionee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding non-statutory stock option held by such an optionee shall be exercisable (whether or not exercisable on the date of termination of employment) by such an optionee at any time prior to the expiration date of such non-statutory stock option or within one year after the date of termination of employment, which ever is the shorter period;

          (iv) If the employment of an optionee who is a Disabled Optionee is voluntarily terminated with the written consent of the Corporation or a Subsidiary, any then outstanding sock option held by such optionee shall be exercisable in full (whether or not so exercisable on the date of termination of employment) by the optionee at any time prior to the expiration date of such stock option or within one year after the date of termination of employment, whichever is the shorter period; and

          (v) Following the death of an optionee during employment, any outstanding stock option held by the optionee at the time of death shall be exercisable in full (whether or not so exercisable on the date of the death of the optionee) by such optionee's estate or by the person or persons entitled to do so under the will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period. Following the death of an optionee after termination of employment but during a period when a stock option is exercisable as provided in clauses (i), (ii), (iii) and (iv) above, any outstanding stock option held by the optionee at the time of death shall be exercisable by such optionee's estate or by such person or persons entitled to do so under the Will of the optionee's, estate or by such person or persons entitled to do under the Will of the optionee or by such legal representative to the extent the stock option was exercisable by the optionee at the time of death at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

          (vi) If the employment of an optionee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary, voluntary termination while a Disabled Optionee with the consent of the Corporation or death, the rights of such optionee under any then outstanding stock option shall terminate at the time of such termination of employment. In addition, if an optionee engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment, which is in competition with the Corporation or any of its Subsidiaries, the Committee may in its discretion immediately terminate all stock options held by the optionee.

          Whether termination of employment is a voluntary termination with the written consent of the Corporation or a Subsidiary, whether an optionee is a Disabled Optionee and whether an optionee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall be determined in each case by the Committee and any such determination by the Committee shall be final and binding.

     (G) All stock options and stock appreciation rights shall be confirmed by a stock option agreement, or an amendment thereto, which shall be executed by the Chief Executive Officer or the President (if other than the Chief Executive officer) on behalf of the Corporation and by the employee to whom such stock options and stock appreciation rights are granted.

     (H) Fair market value of the Common Stock,

          (i) so long as the Common Stock is listed for trading on the NASDAQ Small-Cap Market or the NASDAQ National Market, shall be as set forth in such reliable publication as the Committee, in its discretion, may choose to rely upon, by taking the average of the "bid" and "ask" prices per share of the Common Stock as quoted in such reliable publication on the trading date immediately preceding the date as of which fair market value is to be determined, or

          (ii) in the event the Common stock ceases to be listed for trading on either of such NASDAQ Markets and is traded on another exchange, shall be as set forth in such reliable publication as the Committee, in its discretion, may choose to rely upon, by taking the average of the highest and lowest price per share of the Common Stock as quoted in such reliable publication on the nearest date before the date as of which fair market is to be determined or by such other reasonable method or formula as may be determined by the Committee in its discretion.

     (I) The obligation of the Corporation to issue or deliver shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

     Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation rights granted under the Plan shall be subject to such other terms and conditions as the Committee shall deem advisable.

                                   SECTION 6

                     ADJUSTMENT AND SUBSTITUTION OF SHARES

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding stock option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding stock option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

     If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, mergers or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option and for each share of Common Stock which may be issued or delivered under the Plan but is not then subject to an outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable.

     In the case of any adjustment or substitution as provided for in this
Section 6, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     No adjustment or substitution provided for in this Section 6 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional share or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

     If any such adjustment or substitution provided for in this Section 6 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options, then no such adjustment or substitution shall be made without prior shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

                                   SECTION 7

                           RESTRICTION ON TRANSFER OF
                                 CERTAIN SHARES

     Shares of Common Stock acquired under exercise of an option by a person then subject to the provisions of Section 16 of the Exchange Act shall not be sold or otherwise transferred prior to the expiration of six months after the date of grant of the stock option. Shares of Common Stock acquired under exercise of an incentive stock option shall not be sold or otherwise transferred until after the expiration of any holding period required by Section 422 of the Code, as may be amended from time to time. The Corporation is authorized to (i) retain the certificate(s) representing such shares or place such certificates in the custody of its transfer agent, (ii) place a restrictive legend on such shares, and/or (iii) issue a stop transfer order to the transfer agent with respect to such shares in order to enforce the transfer restrictions of this Section.

                                   SECTION 8

                       LIMITED STOCK APPRECIATION RIGHTS

     Limited stock appreciation rights may in the discretion of the Committee, be granted in connection with wall or part of (i) an incentive stock option granted under this Plan at a time of the grant of such stock option or (ii) a non-statutory option, at the time such option is granted or at any time thereafter during the term of the such option.

     Limited stock appreciation rights shall entitle the holder of an option in connection with which such limited stock appreciation rights are granted, upon exercise of the limited stock appreciation rights, to surrender the stock option, or any applicable portion thereof, and any related stock appreciation rights, to the extent unexercised, and to receive an amount of cash determined pursuant to this Section 8. Such option, and any related stock appreciation rights, shall, to the extent so surrendered, thereupon cease to be exercisable.

     Limited stock appreciation rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Committee.

        (A) Limited stock appreciation rights shall be exercisable, subject to
            Section 8 (B), during any one or more of the following periods:

           (i) for a period of 60 days beginning on the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Corporation), whether or not such offer is approved or opposed by the Corporation and regardless of the number of shares of Common Stock purchased pursuant to such offer;

           (ii) for a period of 60 days beginning on the date the Corporation acquires knowledge that any person or group deemed a person under
           Section 13 (d) (3) of the Exchange Act (other than any director of the Corporation on January 30, 1997, any Affiliate or Associate of any such director (with such terms having the respective meanings set forth in Rule 12b-2 under the Exchange Act as in effect on January 30, 1997), any member of the family of any such director, any trust (including the trustees thereof) established by or for the benefit of any such persons, or any charitable foundation, whether a trust or a corporation (including the trustees and director thereof) established by or for the benefit of any such persons) in a transaction or series of transactions shall become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Corporation entitling the person or group to 20% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the Corporation would be entitled if the election of Directors were an election held on such date;

           (iii) for a period of 60 days beginning on the date of filing under the Exchange Act of a Statement on Schedule 13D, or any amendment thereto, by any person or group deemed a person under Section 13 (d)
           (3) of the Exchange Act, disclosing an intention or possible intention to acquire or change control of the Corporation;

           (iv) for a period of 60 days beginning on the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Corporation, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period; and

           (v) for a period of 60 days beginning on the date of approval by the shareholders of the Corporation of an agreement (a "reorganization agreement") providing for (a) the merger or consolidation of the Corporation with another corporation where the shareholders of the Corporation, immediately prior to the merger or consolidation, do not or will not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Corporation, immediately prior to the merger or consolidation, do not or will not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or (b) the sale or other disposition of all or substantially all the assets of the Corporation.

        (B) Subject to Section 9 hereof, limited stock appreciation rights shall in no event be exercisable unless and until the holder of the limited stock appreciation rights shall have completed at least six months of continuous service with the Corporation or a Subsidiary, or both, immediately following the date upon which the limited stock appreciation rights shall have been granted.

        (C) Upon exercise of limited stock appreciation rights, the holder thereof shall be entitled to receive an amount of cash in respect of each share of Common Stock subject to the related option equal to the excess of the fair market value of such share over the option price of such related option, and for this purpose fair market value shall mean the highest last sale price of the Common Stock as reported on the NASDAQ during the period beginning on the 90th day prior to the date on which the limited stock appreciation rights are exercised and ending on such date, except that (a) in the event of a tender offer or exchange offer for Common Stock, fair market value shall mean the greater of such last sale price or the highest price paid for Common Stock pursuant to any tender offer or exchange offer in effect at any time beginning on the 90th day prior to the date on which the limited stock appreciation rights are exercised and ending on such date, (b) in the event of the acquisition by any person or group of beneficial ownership of securities of the Corporation entitling the person or group to 10% or more of all votes to which all shareholders of the Corporation would be entitled in the election of Directors or in the event of the filing of a Statement on Schedule 13D, or any amendment thereto, disclosing an intention or possible intention by any person or group to acquire control of the Corporation, fair market value shall mean the greater of such last sale price or the highest price per share paid for Common Stock shown on the Statement on Schedule 13D, or any amendment thereto, filed by the person or group becoming a 10% beneficial owner or disclosing an intention or possible intention to acquire control of the Corporation and (c) in the event of approval by shareholders of the Corporation of a reorganization agreement, fair market value shall mean the greater of such last sale price or the fixed or formula price specified in the reorganization agreement if such price is determinable as of the date of exercise of the limited stock appreciation rights. Any securities or property which are part or all of the consideration paid for Common Stock in a tender offer or exchange offer or under an approved reorganization agreement shall be valued at the higher of (a) the valuation placed on such securities or property by the person making the tender offer or exchange offer or by the corporation other than the Corporation issuing securities or property in the merger or consolidation or to whom the Corporation is selling or otherwise disposing of all or substantially all the assets of the Corporation and (b) the valuation placed on such securities or property by the Committee.

        (D) To the extent that limited stock appreciation rights shall be exercised, the option in connection with which such limited stock appreciation rights shall have been granted shall be deemed to have been exercised and any related stock appreciation rights shall be canceled. To the extent that the option in connection with which limited stock appreciation rights shall have been granted or any related stock appreciation rights shall be exercised, the limited stock appreciation rights granted in connection with such option shall be canceled.

                                   SECTION 9

                      ACCELERATION OF THE EXERCISE DATE OF
              STOCK OPTIONS AND RELATED STOCK APPRECIATION RIGHTS

     Notwithstanding any other provision of this Plan, all stock options and stock appreciation rights shall become exercisable upon the occurrence of any of the events specified in Section 8 (A) whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto, except that if stock appreciation rights have been granted along with limited stock appreciation rights to the same option holder with respect to the same option, in no event may the stock appreciation rights be exercised for cash during any of the 60-day periods provided for in Section 8.

                                   SECTION 10

                        EFFECT OF THE PLAN ON THE RIGHTS
                           OF EMPLOYEES AND EMPLOYER

     Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted a stock option (with or without stock appreciation rights) under the Plan and nothing in the Plan, in any stock option or stock appreciation rights granted under the Plan or in any stock option agreement shall confer any right to any employee to continue in the employment of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any subsidiary to terminate the employment of any employee at any time.

                                   SECTION 11

                                   AMENDMENT

     The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided always that no such revocation or termination shall terminate any outstanding stock option or stock appreciation rights theretofore granted under the Plan; and provided further that no such alteration or amendment of the Plan shall, without prior stockholder approval (a) increase the total number of shares which may be issued or delivered under the Plan, or (b) make any changes in the class of eligible employees. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option or stock appreciation rights theretofore granted under the Plan, adversely affect the rights of such holder with respect to such stock option or stock appreciation rights.

                                   SECTION 12

                      EFFECTIVE DATE AND DURATION OF PLAN

     The effective date and date of adoption of the Plan shall be June 6, 1997 (the "Effective Date"), the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock at a meeting of such holders duly called, convened and held within one year of the Effective Date. No stock option or stock appreciation rights granted under the Plan prior to such shareholder approval may be exercised until after such approval. No stock option or stock appreciation rights may be granted under the Plan subsequent to June 6, 2007.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF SHAREHOLDERS
                                   SEEC, INC.


                                 AUGUST 25, 2000




                * Please Detach and Mail in the Envelope Provided *


A  [ X ]    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.



                                            FOR          WITHHELD

1.   Election of Directors                  [  ]           [  ]

NOMINEES:
    Abraham Ostrovsky
    Glen F. Chatfield

For, except vote withheld from the following nominee(s):


--------------------------------------------------------



                                            FOR          AGAINST       ABSTAIN

2.   Increase the number of shares which    [  ]           [  ]          [  ]
     can be granted under the SEEC, Inc.
     1997 Stock Option Plan.

3.   To vote in their discretion upon       [  ]           [  ]          [  ]
     such other matters as may properly
     come before the meeting or any
     adjournment thereof.


Solicited on behalf of the Board of Directors, this Proxy will be voted for Items 1, 2 and 3 if no choice is specified.

     The undersigned hereby revokes all proxies heretofore given by the undersigned to vote or act at said meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, or any of them, may lawfully do by virtue hereof. Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of the Company, dated July 1, 2000.



PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.



SIGNATURE(S)_________________________________________ DATE _____________ , 2000

NOTE: Please sign exactly as your name appears hereon. When signing as Attorney, executor, administrator, Trustee, etc., or as Officer of a Corporation, please give your full title as such. FOR JOINT ACCOUNTS, EACH JOINT OWNER SHOULD SIGN.

                               PROXY - SEEC, INC.

                 ANNUAL MEETING OF SHAREHOLDERS AUGUST 25, 2000

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints, RADHA R. BASU and RAVINDRA KOKA, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of SEEC, Inc. (the "Company") standing in the name of the undersigned on June 16, 2000, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Shareholders of the Company to be held August 25, 2000 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:

                         (TO BE SIGNED ON REVERSE SIDE)


                                                             [SEE REVERSE SIDE]